Exhibit 10.5

MOTOS AMERICA INC. SERVICES AGREEMENT This Services Agreement for an Contractor (the "Agreement") is made and effective this 1 st Day January, 2022. BETWEEN: Motos America Inc . (“Motos” or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at 510 So . 200 West, Suite 110 , Salt Lake City, UT 84101 AND: Taylor Brody (the “Contractor”), located at: 2690 S Kenwood Street, Salt Lake City, UT 84106 Email(s): taylor@resgato.com , taylor@cascademotogroup.com , Phone: 801 - 259 - 1210 RECITALS In consideration of the covenants and agreements herein contained and the moneys to be paid hereunder, the Company hereby retains the Contractor and the Contractor hereby agrees to perform services as a Contractor for the Company, upon the following terms and conditions : 1) TERM . The Company hereby retains Contractor to serve as Consultant and to serve in such additional or different position or positions as the Company may determine in its sole discretion . The term of Services shall be for a period of 4 years (“Service Period”) to commence on January 1 , 2022 , unless earlier terminated as set forth herein . The effective date of this Agreement shall be the date first set forth above, and it shall continue in effect until the earlier of : i) The effective date of any subsequent Services agreement between the Company and the Contractor; ii) The effective date of any termination of Services as provided elsewhere herein; or 4 year(s) from the effective date hereof, provided, that this Services Agreement shall Taylor Brody Services Agreement Page 1 of 13 automatically renew for successive periods of 5 years each unless either party gives written notice to other that it does not wish to automatically renew this Agreement, which written notice must be received by the other party no less than 30 days and no more than 60 days prior to the expiration of the applicable term . 2) DUTIES AND RESPONSIBILITIES . Contractor will be reporting the Chief Executive Officer . The Contractor shall have the duties and responsibilities as may be assigned from time to time by, or at the direction of the Chief Executive Officer of the Company . The Duties and Responsibilities of the Contractor shall be enumerated in Addendum 1 hereto, and may be modified from time to time by the Company . 3) LOCATION . The initial principal location at which Contractor shall perform services for the Company shall be 510 So . 200 W . Salt Lake City, UT 84101 or as directed by the Chief Executive Officer . 4) DEVOTION OF TIME TO SERVICES . The Contractor shall devote the Contractor's best efforts and 20 to 30 hours of working time each month to performing the duties on behalf of the Company . The Contractor shall provide services during the normal business hours of the Company as determined by the Company . 5) QUALIFICATIONS . The Contractor shall, as a condition of this Agreement, satisfy all of the qualification that are reasonably and in good faith established by the Board of Directors . 6) COMPENSATION. a) Fee . Contractor shall be paid a fee (“Fee”) at the annual rate of $ 30 , 000 . 00 for digital marketing consulting for 20 to 30 hours monthly as directed payable in bi - weekly installments consistent with Company’s policies then in effect . b) Payment . Payment of all compensation to Contractor hereunder shall be made in accordance with the relevant Company policies in effect from time to time . 7) OTHER PAYMENTS AND COMPENSATION a) Business Expenses . Upon submission of itemized expense statements in the manner specified by the Company, Contractor shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Contractor in the Taylor Brody Services Agreement Page 2 of 13

performance of his duties under this Agreement . b) Stock Options . Contractor may be entitled to options to acquire shares of the Common Stock of the Company . If stock options are granted, such options will be governed in their entirety by the Motos America 2022 Stock Option Plan adopted by the shareholders of the Company, and the specific terms and conditions of a Motos America Inc . Stock Option Agreement , and a Motos America Inc . Stock Option Grant Notice (the forms of which are attached hereto as Exhibits A, B, and C respectively) entered into by and between the Contractor and the Company . Nothing in this Agreement shall confer any rights, or privileges to acquire any stock options or other equity participation in the Company to the Contractor, nor shall this Agreement create any burden or obligation on the Company to provide the same to the Contractor . 8) POLICIES AND PROCEDURES . The Company shall have the authority to establish from time to time the policies and procedures to be followed by the Contractor in performing services for the Company . Contractor shall abide by the provisions of any contract entered into by the Company under which the Contractor provides services . Contractor shall comply with the terms and conditions of any and all contracts entered by the Company . 9) TERMINATION OF SERVICES. This Agreement may be terminated at any time by the Company, with or without cause . Upon termination of Contractor’s Services with the Company for cause, the Company shall be under no further obligation to Contractor 10) CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENTS. Contractor recognizes and acknowledges that all records with respect to clients, business associates, customer or referral lists, contracting parties and referral sources of the Company, and all personal, financial and business and proprietary information of the Company, its Executives, officers, directors and shareholders obtained by the Contractor during the term of this Agreement and not generally known in the public (the "Confidential Information") are valuable, special and unique and proprietary assets of the Company's business . The Contractor hereby agrees that during the term of this Agreement and following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Contractor will not at any time, directly or indirectly, disclose any Confidential Information, in full or in part, in written or other form, to any person, firm, Taylor Brody Services Agreement Page 3 of 13

Company, association or other entity, or utilize the same for any reason or purpose whatsoever other than for the benefit of and pursuant to authorization granted by the Company . "Confidential Information" shall also include any information (including, but not limited to, technical or non - technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers) that : (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use ; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy . In the case of Company's business, Company's Trade Secrets include (without limitation) information regarding names and addresses of any customers, sales personnel, account invoices, training and educational manuals, administrative manuals, prospective customer leads, in whatever form, whether or not computer or electronically accessible "on - line . " 11) HIRING. The Contractor agrees that during the Contractor's services with the Company and for a period of 2 years following the termination of this Agreement, whether the termination shall be voluntary or involuntary, or with or without cause, or whether the termination is solely due to the expiration of the term of this Agreement, the Contractor will not attempt to hire any executive or independent contractor of the Company or otherwise encourage or attempt to encourage any other executive or independent contractor of the Company to leave the Company's employ. 12) ASSIGNMENT AND TRANSFER . Contractor’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void . This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company’s assets, any corporate successor to Company or any assignee thereof . 13) NO INCONSISTENT OBLIGATIONS . Contractor is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company . Contractor will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others . Contractor represents and warrants that he or she has returned all property and confidential information belonging to all prior employers . Taylor Brody Services Agreement Page 4 of 13

14) ATTORNEYS’ FEES . The parties hereto agree that, in the event of breach or threatened breach of any covenants of Contractor, the damage or imminent damage to the value and the goodwill of the Company’s business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate . Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Contractor in the event of any breach or threatened breach of any of such provisions by Contractor, in addition to any other relief (including damages) available to the Company under this Agreement or under law . The prevailing party in any action instituted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys’ fees and other expenses incurred in such action . In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Agreement against the other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees, costs of legal assistants, and other costs from the other party, which shall include any fees or costs incurred at trial or in any appellate proceeding, and expenses and other costs, including any accounting expenses incurred . 15) GOVERNING LAW . This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of law principles . 16) AMENDMENT . This Agreement may be amended only by a writing signed by Contractor and by a duly authorized representative of the Company . 17) SEVERABILITY . If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect . 18) CONSTRUCTION . The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement . The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Contractor . 19) RIGHTS CUMULATIVE . The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not Taylor Brody Services Agreement Page 5 of 13 preclude or waive its right to exercise any or all other rights and remedies. 20) NONWAIVER . No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance . All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Contractor) or other person duly authorized by the Company . 21) NOTICES . Any and all notices or other communication provided for herein, shall be given by registered or certified mail, return receipt requested, in case of the Company to its principal office, and in the case of the Contractor to the Contractor's residence address set forth on the first page of this Agreement or to such other address as may be designated by the Contractor . 22) ASSISTANCE IN LITIGATION . Contractor shall, during and after termination of Services, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party ; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation . 23) ARBITRATION . Any controversy, claim or dispute arising out of or relating to this Agreement or the Services relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Salt Lake City, Utah . Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, but the arbitration shall be in front of an arbitrator, with the following exceptions if in conflict : (a) one arbitrator shall be chosen by mutual consent of the Company and the Contractor ; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s) ; and (c) arbitration may proceed in the absence of any party if written notice of the proceedings has been given to such party . The parties agree to abide by all decisions and awards rendered in such proceedings . Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in Taylor Brody Services Agreement Page 6 of 13 any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection . All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity ; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement . The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party . The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company . The arbitrator(s) shall be required to follow applicable law . IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO . 24) COVENANTS INDEPENDENT . Each restrictive covenant on the part of the Contractor set forth in this Agreement shall be construed as a covenant independent of any other covenant or provisions of this Agreement or any other agreement which the Company and the Contractor may have, fully performed and not executory, and the existence of any claim or cause of action by the Contractor against the Company whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any other covenant . 25) INJUNCTIVE AND EQUITABLE RELIEF . Contractor and Company recognize and expressly agree that the extent of damages to Company in the event of a breach by Contractor of any restrictive covenant set forth herein would be impossible to ascertain, that the irreparable harm arising out of any breach shall be irrefutably presumed, and that the remedy at law for any breach will be inadequate to compensate the Company . Consequently, the Contractor agrees that in the event of a breach of any such covenant, in addition to any other relief to which Company may be entitled, Company shall be entitled to enforce the covenant by injunctive or other equitable relief ordered by a court of competent jurisdiction . Taylor Brody Services Agreement Page 7 of 13

26) INDEMNIFICATION . The Contractor hereby agrees to indemnify and hold the Company and its officers, directors, shareholders and Executives harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of the Contractor's breach or threatened breach of any covenant contained herein . 27) ACKNOWLEDGMENT . The Contractor acknowledges that when this Agreement is concluded, the Contractor will be able to earn a living without violating the foregoing restrictions and that the Contractor's recognition and representation of this fact is a material inducement to the execution of this Agreement and to Contractor's continued relationship with the Company . 28) SURVIVAL OF COVENANTS . All restrictive covenants contained in this Agreement shall survive the termination of this Agreement . 29) LIMITATIONS ON AUTHORITY . Without the express written consent from the Board of Directors of the Company, the Contractor shall have no apparent or implied authority to : a) Pledge the credit of the Company or any of its other Executives ; b) Bind the Company under any contract, agreement, note, mortgage or otherwise release or discharge any debt due the Company unless the Company has received the full amount thereof ; or sell, mortgage, transfer or otherwise dispose of any assets of the Company. 30) REPRESENTATION AND WARRANTY OF CONTRACTOR. The Contractor acknowledges and understands that the Company has extended employment opportunities to Contractor based upon Contractor's representation and warranty that Contractor is in good health and able to perform the work contemplated by this Agreement for the term hereof . 31) INVALID PROVISION ; SEVERABILITY . The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted . Taylor Brody Services Agreement Page 8 of 13

32) MODIFICATION . No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto . 33) ENTIRE AGREEMENT . This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof . This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification, or discharge is sought . IN WITNESS HEREOF, each party to this Agreement has caused it to be executed at on the date indicated below. Motos America Inc. DATE: _ By Vance Harrison, Chief Executive Officer Contractor DATE: _ Taylor Brody Taylor Brody Services Agreement Page 9 of 13

Addendum 1 MOTOS AMERICA INC. SERVICES AGREEMENT DUTIES AND RESPONSIBILITIES OF TAYLOR BRODY Dated Taylor Brody Services Agreement

EXHIBIT A MOTOS AMERICA INC. SERVICES AGREEMENT MOTOS AMERICA 2022 STOCK OPTION PLAN Taylor Brody Services Agreement

MOTOS AMERICA INC. 2022 STOCK OPTION PLAN This Stock Option Plan (“Option Plan”) is adopted by Motos America Inc . (the “Company”) on the February 16 , 2022 , to be effective until all options granted hereunder are exercised, or until amended or rescinded by action of the Board of Directors of the Company . 1) ALLOCATION OF SHARES TO THE PLAN . Motos America Inc . does hereby allocate One Million Five Hundred Thousand ( 1 , 500 , 000 ) shares of its $ 0 . 001 par value common voting shares under this Option Plan, to be allocated among key employees, directors and key associates of the Company at the direction of the Chief Executive Officer of the Company, and as approved by resolution of the Board of Directors of the Company (“Board”) . 2) ELIGIBLE PARTICIPANTS . Eligible Participants shall be determined from time to time by the Board from among the key employees of the Company, members of the Board of Directors of the Company, and key service suppliers to the Company . Such eligible participant shall be entitled to participate in this incentive stock option plan as part of their employment, retainer, or service agreements, when granted such options by the action of the Board by conveying to the Participant a Stock Option Grant Notice, substantially similar to the form attached hereto as Addendum 1 , and by entering into a Stock Option Agreement with the Company the form of which is attached hereto as Addendum 2 . 3) RIGHTS OF PARTICIPANTS . Each Stock Option Agreement entered into shall define the number of shares available to the Participant, the term of the Options, the vesting period and conditions of such vesting, the means and method of the exercise of such Options, the exercise price of such Options, as well as the means and methods of payment for the exercise of such Options . Each Stock Option Agreement shall further define the rights of the Participant to transfer their Options, and under what circumstances the Company may withdraw the Options granted to the Participant . 4) GOVERNING LAW . This Option Plan shall be governed by and construed in accordance with the laws of the state of Nevada, and further subject to the regulations and rules of the

United States Internal Revenue Service, the United States Securities and Exchange Commission, as well as The Financial Industry Regulatory Authority, NASDAQ, and any other Self - Regulatory Organization to which the Company reports, or may report during the pendency of this Option Plan .

Taylor Brody Services Agreement EXHIBIT B MOTOS AMERICA INC. SERVICES AGREEMENT STOCK OPTION AGREEMENT

MOTOS AMERICA INC. STOCK OPTION AGREEMENT This Stock Option Agreement (“Option Agreement”) is made and entered into as of the March 1, 2022 (“Date of Grant”). BETWEEN: Motos America Inc . (“Motos” or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at : 510 So . 200 West, Suite 110 , Salt Lake City, UT 84101 AND: Big River Trust dated December 20 , 2021 , Philip Danielson of Farmington Utah Trustee (the "Participant"), located at : 139 E 400 N, Farmington ,UT 84025 (801) 350 - 1197 Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Option Agreement, Motos America Inc . , a Nevada corporation (the "Company") has granted you an option under the Motos America Inc . 2022 Stock Option Plan of the Company attached hereto as Exhibit A to this Agreement and made part hereof (the "Option Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice . The option is granted to you effective as of the date of grant set forth in the Grant Notice (the "Date of Grant") . If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control . Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan and said definitions and documents are subject to periodic changes . In the following clauses, these terms shall have defined meanings as follows : a) “ Participant ” means an individual who is a manager, employee or a contractor of the Company, who is selected at the discretion of the President or Chief Executive Officer, and acknowledged by resolution of the Board of Directors of the Company (the “Board”) to be granted stock options ; Big River Trust Stock Option Agreement Page 1 of 10

b) “ Option ” means the stock option that entitles the Participant to acquire shares of the Company during the Exercise Period against payment of the Exercise Price provided for in Section 3 ; c) “ Option Shares ” means the total amount of $ 0 . 001 par value common voting shares of the Company which are made available for purchase by the Participant by means of the present Stock Option Agreement ; d) “ Date of Grant ” means the date on which the Participant and the Company enter into this Stock Option Agreement and on which the Participant receives the Option ; e) “ Vesting ” means the process by which the Participant acquires the Option Shares granted to him/her through this Stock Option Agreement . Subject to the provisions hereof, your Option will vest as set out in your Grant Notice . The vesting will cease upon termination of your continuous service ; f) “ Vesting Period ” is the period of time before shares are unconditionally owned by Participant . If that person's service to the Company terminates before the end of the vesting period, the company can buy back the shares at the original price ; g) “ Vesting Schedule ” means a table indicating the number of Option Shares that will vest throughout the Vesting Period, which the Participant may purchase after the Vesting Period or upon the occurrence of any of the triggering events under section 15 , 16 and 17 ; h) “ Vested Option Shares ” means a portion of the total amount of Option Shares which the Participant has earned the right to acquire throughout the Vesting Period and the total amount of Option Shares which the Participant has earned the right to acquire after the Vesting Period has ended ; i) “ Anniversary Date(s) ” means the date that is 365 days, or multiples thereof from the Date of Grant of the Option and as of which the Option may be exercised ; j) “ Exercise ” means the purchase of all Option Shares by the Participant after the Vesting Period has ended, or the purchase of a fraction of vested Option Shares by the Participant upon the occurrence of certain triggering events ; k) “ Exercise Price ” means the price, determined at the Date of Grant, at which an Option Share can be purchased by the Participant ; l) “ Exercise Period ” means the period of time during which the Participant may purchase the Option Shares . Big River Trust Stock Option Agreement Page 2 of 10

1. OPTION GRANT On the date of entry into force of this Agreement, (the "Grant Date"), the Company grants the participant an option (the "Option") to purchase the aggregate number of 25 , 000 common voting shares of the Company as described above (the "Option Shares") against payment of the exercise price per share of ISO Price indicated above (the "Exercise Price") during the exercise period beginning on March 1 , 2022 and ending on March 1 , 2030 , subject to all the terms and conditions of this Agreement . 2. EXERCISE PRICE The exercise price is $ 2 . 00 per share, which represents the fair market value per share of the Company on the grant date, determined by the Company considering the prevailing market price for the Shares, and/or other transactions in the Option Shares directly with the Company, not involving market transactions . Also, the number of common shares subject to your option and your exercise price per share may be adjusted from time to time for capital adjustments such as splits, reverses and the like . 3. METHOD OF PAYMENT Payment of the exercise price is due in full upon exercise of all or any part of your option . You may elect to make payment of the exercise price of your option in cash or by check or in any other manner permitted above, which may include one or more of the following : a) Bank draft or money order payable to the Company . b) Other methods which may be defined in the future and become available to you . 4. WHOLE SHARES You may exercise your option only for whole Common Shares . 5. VESTING RIGHTS Subject to the provisions hereof, your Option will vest as set out in your Grant Notice . The vesting will cease upon termination of the Service Agreement between the Company and Taylor Brody dated January 1 , 2022 . 6. EXERCISE . You may exercise the vested portion of your option during its term by delivering a notice in a form substantially similar to the Notice of Exercise (appended hereto as Addendum 1 ) together Big River Trust Stock Option Agreement Page 3 of 10 with payment of the exercise price to the Company's Option Plan administrator, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require . a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company's Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require . b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise . c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option . 7. TERM Unless otherwise specified, you may not exercise your option before such options are vested as defined in the Vesting Schedule of your Grant of Options, or immediately upon the termination of the Service Agreement between the Company and Taylor Brody dated January 1 , 2022 . 8. TRANSFERABILITY a) Your option shall not be transferable ; provided, however, that the Board may, in its sole discretion, permit you to transfer your option in a manner consistent with applicable tax and securities laws upon your request . b) Domestic Relations Orders . Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order . You may transfer your option Big River Trust Stock Option Agreement Page 4 of 10 pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1 . 421 - 1 (b)(2) that contains the information required by the Company to effectuate the transfer . You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement . If this option is an Incentive Stock Option, this option may be deemed to be a Non - statutory Stock Option as a result of such transfer . c) Beneficiary Designation . Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option . In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise . d) Certain Trusts . You may also transfer your option to a trust if you are considered to be the sole beneficial owner while the option is held in the trust . You and the trustee must enter into transfer and other agreements required by the Company . 9. OPTION NOT A SERVICE CONTRACT Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company . 10. WITHHOLDING OBLIGATIONS a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the exercise of your option . b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may Big River Trust Stock Option Agreement Page 5 of 10

withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your option a number of whole Common Shares having a Market Price, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting) . Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility . 11. TAX CONSEQUENCES You hereby agree that the Company does not have a duty to design or administer the Option Plan or its other compensation programs in a manner that minimizes your tax liabilities . You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation . In particular, you acknowledge that this Option is exempt from Section 409 A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the "fair market value" per share of the Option Shares on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option . 12. NOTICES Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon your receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the mail, postage prepaid, addressed to you at the last address you provided to the Company . 13. GOVERNING PLAN DOCUMENT Your option is subject to all the provisions of the Option Plan, attached hereto as Exhibit A , the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Option Plan . In the event of any conflict between the provisions of your option and those of the Option Plan, the provisions of the Option Plan shall control . The Board (or appropriate committee thereof) will have the power to interpret the Option Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Option Plan as are consistent therewith and to interpret or revoke any such rules . All actions taken and all interpretations and determinations made by the Board will be final and binding upon you, the Company and all other interested persons . No member of the Board Big River Trust Stock Option Agreement Page 6 of 10

will be personally liable for any action, determination or interpretation made in good faith with respect to the Option Plan or this Agreement . 14. SEVERABILITY If all or any part of this Option Agreement or the Option Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid . Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid . 15. MISCELLANEOUS a) The rights and obligations of the Company under your option shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the Company's successors and assigns ; b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option ; c) You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option and fully understand all provisions of your option ; d) This Agreement will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required ; e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company . 15. GOVERNING LAW This Stock Option Agreement shall be governed by and construed in accordance with laws of the State of Utah, which state shall have jurisdiction over any dispute arising out of, in connection with, or by reason of this Agreement . Big River Trust Stock Option Agreement Page 7 of 10

Motos America Inc. DATE: _ By Vance Harrison, Chief Executive Officer Participant Big River Trust dated December 20, 2021, Philip Danielson of Farmington Utah Trustee Big River Trust Stock Option Agreement Page 8 of 10 Date

ADDENDUM 1 TO THE MOTOS AMERICA INC. STOCK OPTION AGREEMENT NOTICE OF EXERCISE Motos America Inc. 510 So. 200 West #110 Salt Lake City, U 84101 Attention: Stock Plan Administrator Date of Exercise: This constitutes notice to Motos America Inc. under my Option that I elect to purchase the below number of shares of Common Stock of the Company for the price set forth below. Non - statutory տ Incentive տ Type of option (check one): Stock option dated: Number of Shares as to which option is exercised: Certificates to be issued in name of: $ $ Total exercise price: $ $ Cash payment delivered herewith: $ $ Value of Shares delivered herewith: $ $ Value of Shares pursuant to net exercise: $ $ Regulation T Program (cashless exercise): By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Motos America Inc . 2022 Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the Big River Trust Stock Option Agreement exercise of this option, and (iii) if this exercise relates to an Incentive Stock Option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the Date of Grant of this option or within one (1) year after such Shares are issued upon exercise of this option . I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) (the "Lock - Up Period") . I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto . In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period . Big River Trust Stock Option Agreement Participant: DATE:

Taylor Brody Services Agreement EXHIBIT C MOTOS AMERICA INC. SERVICES AGREEMENT STOCK OPTION GRANT NOTICE

MOTOS AMERICA INC.

STOCK OPTION GRANT NOTICE

This Stock Option Grant Notice ("*Grant Notice*") is made and effective on "Date of Grant" means the date on which the Participant and the Company enter into an Stock Option Agreement and on which the Participant receives the Option options described hereinafter;

BETWEEN:	Motos America Inc. ("Motos" or the "Company"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at: 510 So. 200 West Suite 110, Salt Lake City, UT 84101
AND:	Big River Trust dated December 20, 2021, Philip Danielson of Farmington Utah Trustee (the "Participant"), located at:139 E 400 N, Farmington ,UT 84025 (801) 350-1197

In accordance with the "Terms Sheet" entered into by and between the Company and the Participant on January 31st, 2022, which Terms sheet is attached hereto, notice is hereby given of the following Option to purchase shares of the $0.001 par value common voting shares of the Company ("Option Shares") has been awarded to Participant:

Participant:	Big River Trust dated December 20, 2021, Philip Danielson of Farmington Utah Trustee
Date of Grant:	March1, 2022
Vesting Period:	4 years
Exercise Price:	$2.00
Number of Option Shares:	25,000
Expiration Date:	March 1, 2030
Vesting Schedule:	-20% of grants (5,000 Shares) upon execution of the Services Agreement with Taylor Brody -20% of grants (5,000 Shares) will vest on the 1st anniversary of the Services Agreement with Taylor Brody.

Notice of Grant of Stock Option Page 1 of 2

- 20 % of grants ( 5 , 000 Shares) will vest on the 2 nd anniversary of the Services Agreement with Taylor Brody . - 20 % of grants ( 5 , 000 Shares) will vest on the 3 rd anniversary of the Services Agreement with Taylor Brody . - 20 % of grants ( 5 , 000 Shares) will vest on the 4 th anniversary of the Services Agreement with Taylor Brody . Beginning March 1, 2023 Ending March 1, 2030 No Notice of Grant of Stock Option Page 2 of 2 Exercise Schedule: Early Exercise Permitted: This Grant Notice is qualified in its entirety by the Motos America Inc . 2022 Stock Option Plan , and a Stock Option Agreement that must be entered into by and between the Company and the Participant before this Grant Notice is of any effect . NO EMPLOYMENT OR SERVICE CONTRACT Nothing in this Grant Notice or in the Stock Option Agreement shall confer upon Participant any right to continue their employment, or offering their services for any period of specific duration, nor shall this Grant Notice interfere with or otherwise restrict in any way the rights of the Company (or any affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant 's service/employment at any time for any reason, with or without cause . Motos America Inc . _ By Vance Harrison, Chief Executive Officer Date Participant _ Big River Trust dated December 20, 2021, Philip Danielson of Farmington Utah Trustee Date